Exhibit 99.2
PROMISSORY NOTE
Dated: December 29, 2008
     FOR VALUE RECEIVED, DREAMER MEDIA, LLC, a Delaware limited liability company with an address at c/o MGR Entertainment, Inc.1880 Century Park East, Suite 1600, Los Angeles, California 90067, ATTN: Dean Gelfand (“Maker”), promises to pay to the order of PREMIER MERCHANDISING, LLC, a Delaware limited liability company, with an address at 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326 (“Payee”), the principal sum of Six Hundred Twenty Five Thousand Dollars ($625,000) on December 29, 2010 (the “Maturity Date”), with interest thereon as set forth below.
     1. Interest. Maker promises to pay interest on the principal amount of this Note at the Applicable Rate per annum commencing on December 29, 2009 (the “Interest Commencement Date”). The “Applicable Rate” shall mean the prime rate printed in the Wall Street Journal on the Interest Commencement Date.
     2. Payments. Maker shall pay the entire principal amount of this Note and all accrued interest thereon on December 29, 2010. All payments shall be in lawful money of the United States. Payments shall be made at the offices of Payee at 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326, or at such other place as Payee or any subsequent holder may designate to Maker in writing.
     3. Prepayments. The indebtedness evidenced by this Note, including the interest accrued thereon, may be prepaid at any time and from time to time, without advance notice to Payee, in whole or in part, without premium or penalty. Each partial prepayment of the principal amount of this Note shall be in an integral multiple of $62,500. All prepayments of the principal amount of this Note shall be accompanied by the payment of all accrued interest on the principal repaid to the date of payment. In the event that Maker prepays any portion of the outstanding principal amount of this Note within one hundred and eighty (180) days from the effective date of this Note (a “First Discount Period Payment”), Maker shall be entitled to, and shall receive, a ten percent (10%) discount on the gross amount of such First Discount Period Payment. In the event that Maker prepays any portion of the outstanding principal amount of this Note at any time during the period commencing one hundred and eighty (180) days from the effective date of this Note and ending two hundred and seventy (270) days from the effective date of this Note (a “Second Discount Period Payment”), Maker shall be entitled to, and shall receive, a five percent (5%) discount on the gross amount of such Second Discount Period Payment.
     4. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing, Payee may, by notice to Maker, declare this Note and all other amounts payable hereunder to be due and payable, whereupon the same shall become immediately due and payable:
          (a) There is a failure to pay the principal after the same is due or Maker breaches any other obligation to Payee hereunder;
          (b) Maker shall become insolvent or admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;
          (c) Any proceedings shall be instituted by or against Maker seeking either (i) an order for relief with respect to, or reorganization, arrangement, adjustment or composition of, its debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or for any substantial part of its property; and, with respect only to a proceeding instituted against Maker, such proceeding is not dismissed within one hundred twenty (120) days thereafter; provided, that, with respect to any such proceeding instituted against Maker, if such proceeding is dismissed at any time after one hundred twenty (120) days after it is instituted without Payee having declared this Note and all other amounts payable hereunder to be due and payable, the institution of such proceeding shall thereupon cease to constitute an Event of Default;
          (d) any consolidation or merger of Maker with or into any other limited liability company or other entity or person, or any other reorganization, in which the members of Maker immediately prior to such consolidation, merger or reorganization, retain or receive on account of their securities of Maker less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of Maker’s voting power is acquired by a person or entity or a group of persons or entities, (ii) a sale, lease or other disposition of all or substantially all of the assets of Maker, or (iii) a liquidation, dissolution or winding up of the Company.
          (e) Maker’s failure to conduct business in the ordinary course.
     5. Security Agreement. This Note is secured and entitled to the security given by that certain Security Agreement, dated as of December 29, 2008, by between Maker and Payee.
     6. No Waiver, etc. No delay or omission on the part of Payee in exercising any right hereunder of this Note shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Maker hereby waives presentment, demand, protest and notices of every kind with respect to this Note and assents to any extension or postponement of the time of payment and to any other indulgence.
     7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York, without giving effect to conflict of laws principles. Any action or proceeding in respect of any claim arising out of or related to this Note, whether in tort or contract or at law or in equity, shall be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County. Maker agrees that service of process in person or by certified or registered United States mail to its address set forth above will constitute valid in persona service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.
     8. Notices. Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also delivered or mailed, as set forth under (i), (ii) or (iii) above, within three days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this paragraph.

     9. Maker’s Right of Setoff. Maker is hereby authorized to set off and apply any and all amounts that it has paid to satisfy and discharge any Retained Liability (as defined in the Asset Purchase Agreement) in accordance with Section 2.07 of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 29, 2008, by and among Payee and Maker, against any and all of the obligations of Maker to Payee under this Note as provided in the Asset Purchase Agreement. Maker is hereby authorized to set off and apply any and all Monthly Fees (as defined in the Transition Services Agreement) that Payee has failed to pay under Section 4.1 of that certain Transition Services Agreement (the “Transition Services Agreement”), of even date herewith, by and between Maker and Payee, within forty-five (45) days of the date that the Monthly Fee became due and payable under the Transition Services Agreement, against any and all of the obligations of Maker to Payee under this Note as provided in the Transition Services Agreement.
     10. Modifications: Waiver. No modification or waiver of this Note or any part hereof shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be deemed effective to modify, amend, waive or discharge any part of this Note or of the rights or obligations of Maker hereunder.
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     IN WITNESS WHEREOF, DREAMER MEDIA, LLC has executed this Note as of the date first above written.

DREAMER MEDIA, LLC

By:
Name:
Its:

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